SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report: February 20, 2001

                         WHY USA FINANCIAL GROUP, INC.
             (Exact name of Registrant as specified in its charter)

         Nevada                    0-30601                     87-0390603
(State of incorporation)     (Commission File No.)      (IRS Employer ID Number)

                            8301 Creekside, Unit 101
                              Bloomington MN 55437
              (Address of principal executive officers) (ZIP Code)

                                 (952) 841-7062
                        (Registrant's Telephone Number)


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Item 2. Acquisition of Assets

          Pursuant to a Share Exchange Agreement of February 8, 2001, the Registrant acquired all outstanding shares of capital stock of America's Cashline Corporation, a Michigan corporation ("Cashline") from its previous four shareholders, who are Kelley A. Sage, Louis A. Kramp, William M. Polovich and Robert Cannon. Cashline is a mortgage broker with offices in Phoenix, Arizona, and is engaged in the business of originating subprime mortgages for its customers. Assets acquired by Registrant include many mortgage brokerage licenses for various states, leased facilities in Phoenix, and considerable office furniture, equipment and fixtures. Registrant will utilize the acquired assets to continue the business of Cashline in its current manner. This share exchange business combination was effected through a wholly-owned subsidiary of Registrant, a Minnesota corporation known as Why USA Subsidiary No. 1, Inc., whereby Cashline became a wholly-owned subsidiary of Why USA Subsidiary No. 1, Inc.

          The consideration given by Registrant for this acquisition consisted of 600,000 shares of common stock of Registrant, $75,000 in cash, assumption of Cashline accounts payable as specified in the Share Exchange Agreement, and satisfaction of advances payable owed by Cashline to Registrant in the amount of $455,000.00.

Item 7. Financial Statements and Exhibits

          (a) Financial Statements of Business Acquired. It is impracticable for Registrant to file herewith the required financial statements on this Form 8-K, and such financial statements will be filed by amendment no later than 60 days after the date of this report on Form 8-K.

          (b) Pro Forma Financial Information. It is impracticable for Registrant to file herewith the required pro forma financial statements on this Form 8-K, and such pro forma financial statements will be filed by amendment no later than 60 days after the date of this report on Form 8-K.

         (c) Exhibits.

         EXHIBIT NO.       DESCRIPTION

            2.1 Share Exchange Agreement by and between Registrant, Why USA Subsidiary No. 1, Inc., and Kelley A. Sage, Louis A. Kramp, William M. Polovich and Robert Cannon (collectively the shareholders of America's Cashline Corporation).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Why USA Financial Group, Inc.(Registrant)

                                   By: /s/ Donald Riesterer
                                       -----------------------------------------
                                       Donald Riesterer, Chief Executive Officer